Exhibit 99.2

FOR IMMEDIATE RELEASE Wednesday, October 12, 2005

Media General Reports September Revenues

RICHMOND, Va. –Media General, Inc. (NYSE: MEG) today reported total revenues for September 2005 of $71.4 million, an increase of 3.1 percent from September 2004.  On a divisional basis, Publishing revenues increased 4.3 percent, Broadcast revenues were down slightly compared with last September, and Interactive Media Division revenues rose 50.2 percent.

Newspaper advertising revenues for the month increased $2.2 million, or 6.2 percent, the largest monthly percentage increase since April 2005.  Including revenues from the company’s newspaper Web sites, newspaper advertising revenues rose 7.1 percent for the month and total Publishing revenues increased 5 percent.

Classified revenues increased $1.7 million, or 11.3 percent, despite weak automotive advertising.  Total Classified advertising increased 20.3 percent at The Tampa Tribune compared with last September when multiple hurricanes had an adverse impact on the category, especially help-wanted.  The Richmond Times-Dispatch and the Winston-Salem Journal were up 7.9 percent and 5.7 percent, respectively.  The company’s Community Newspapers increased 3.5 percent.  Including online advertising, Classified revenues increased 13.1 percent overall in September.

At the company’s three metro newspapers, employment linage followed the strong growth trends of recent months and increased 14.8 percent.  The Tampa Tribune had 28.2 percent growth in comparison to the hurricane-depressed results of last September.  Employment linage increased 8.7 percent at the Richmond Times-Dispatch and 7.4 percent at the Winston-Salem Journal.  Real estate linage increased 43.4 percent for the three markets combined, while automotive linage was down 13.8 percent.

Retail revenues, which had declined in August, increased $640,000, or 3.8 percent in September.  The Tampa Tribune reported a 5.9 percent increase mostly due to a special section published in the month and the absence of any hurricane impact this year.  Retail revenues at the Richmond Times-Dispatch increased 2 percent, led by gains in preprints and color revenues, while the Winston-Salem Journal was down 4 percent due to lower linage in the department store category and businesses that have left the market.  Retail advertising at the Community Newspapers increased 2.1 percent.

National revenues declined $150,000, or 4.2 percent.  The Tampa Tribune reported a 7.4 percent decrease mostly due to the absence of insurance advertising that followed the hurricanes last year. The Winston-Salem Journal was down 16.9 percent due to reductions in telecommunication and automotive advertising. Running counter to this trend, the Richmond Times-Dispatch was up 3.8 percent due to improvements in telecommunications advertising and preprints.

Due primarily to a change in wholesale rates to independent carriers, for which there was a corresponding expense decrease, Circulation revenues were down 5 percent, or $340,000, from last year.  While some Media General newspapers experienced circulation volume declines in September, 10 newspapers reported Daily circulation volume growth and six newspapers did so for Sunday.

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In the Broadcast Division, gross time sales were down $400,000, or 1.6 percent, due to the near absence of Political advertising in this off-election year.  Political revenues of $195,000 in 2005 contrasted with revenues of $3.5 million in September 2004.  In the 2005 month, Political revenues mostly reflected spending for a local election in Mobile, Ala., and the gubernatorial race in Virginia. Also in September, Broadcast revenues were adversely affected by more than $350,000 due to advertising cancellations and preemptions related to Hurricanes Katrina and Rita.

Local time sales grew by $2.2 million, or 16.1 percent, driven by new business development initiatives. Advances in the fast food, medical, automotive and home improvement categories more than offset declines in department store advertising.

National time sales increased $650,000, or 8.4 percent. The increases were driven by higher spending levels in the telecommunications, medical and drug store categories, offsetting a reduction in automotive and fast food advertising.

Interactive Media Division revenues rose 50.2 percent to $1.7 million.  This growth was driven by a 52.3 percent increase in Classified advertising and a 27.9 percent increase in Local advertising.

About Media General

Media General is a diversified communications company operating leading newspapers, television stations and online enterprises, primarily in the Southeastern United States.  The company’s publishing assets include three metropolitan newspapers, The Tampa Tribune, Richmond Times-Dispatch, and Winston-Salem Journal; 22 daily community newspapers in Virginia, North Carolina, Florida, Alabama and South Carolina; and more than 100 weekly newspapers and other publications. The company’s broadcasting assets include 26 network-affiliated television stations that reach more than 30 percent of the television households in the Southeast and nearly 8 percent of those in the United States.  The company’s interactive media assets include more than 50 online enterprises that are associated with its newspapers and television stations. Media General also owns a 33 percent interest in SP Newsprint Company.

Investor Contact:	Media Contact:
Lou Anne J. Nabhan	Ray Kozakewicz
(804) 649-6103	(804) 649-6748

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MEDIA GENERAL INC.

Revenues and Page Views

	September			Year-to-Date

	2005	2004	% Change	2005	2004	% Change

Revenues (000)	$71,389	$69,242	3.1%	$672,447	$650,690	3.3%
Publishing	45,740	43,865	4.3%	431,993	413,893	4.4%
Broadcast	24,400	24,557	(0.6)%	229,250	229,434	(0.1)%
Interactive Media	1,658	1,104	50.2%	14,726	10,010	47.1%
Eliminations	(409)	(284)	(44.0)%	(3,522)	(2,647)	(33.1)%

Selected Publishing Revenues (000)
By Category
Advertising	$38,339	$36,105	6.2%	$358,511	$338,203	6.0%
Classified	16,750	15,046	11.3%	158,636	145,718	8.9%
Retail	17,553	16,917	3.8%	161,175	156,273	3.1%
National	3,366	3,515	(4.2)%	33,177	30,921	7.3%
Other	670	627	6.9%	5,523	5,291	4.4%
Circulation	6,437	6,776	(5.0)%	64,054	66,727	(4.0)%
By Property
Richmond	11,240	10,989	2.3%	103,312	101,558	1.7%
Tampa	14,599	13,456	8.5%	140,124	129,479	8.2%
Winston-Salem	4,134	4,167	(0.8)%	39,571	39,045	1.3%
Community Newspapers	15,508	15,037	3.1%	147,303	142,166	3.6%

Advertising Revenues (000)
Richmond	$8,854	$8,458	4.7%	$80,097	$76,920	4.1%
Tampa	13,314	12,143	9.6%	126,381	116,014	8.9%
Winston-Salem	3,338	3,402	(1.9)%	31,885	31,630	0.8%
Community Newspapers	12,419	11,891	4.4%	117,568	112,080	4.9%

Broadcast Time Sales (gross) (000)	$24,642	$25,044	(1.6)%	$227,590	$230,133	(1.1)%
Local	16,055	13,829	16.1%	149,133	135,431	10.1%
National	8,394	7,744	8.4%	77,113	77,575	(0.6)%
Political	193	3,471	(94.4)%	1,344	17,127	(92.2)%

Selected Online Total Page Views
TBO.com	18,624,758	45,810,809	(59.3)%	171,001,782	184,575,905	(7.4)%
(Tampa, Fla.)
TimesDispatch.com	9,587,938	7,983,756	20.1%	79,273,877	60,122,203	31.9%
(Richmond, Va.)
JournalNow.com	3,788,167	3,051,994	24.1%	33,112,967	25,800,308	28.3%
(Winston-Salem, N.C.)

Notes: All data are subject to later adjustment.

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MEDIA GENERAL INC.

Daily Newspapers Advertising Linage*

	September			Year-to-Date

	2005	2004	% Change	2005	2004	% Change

RICHMOND TIMES-DISPATCH
Retail	32,664	33,789	(3.3)%	278,508	296,296	(6.0)%
National	9,822	10,431	(5.8)%	92,319	94,659	(2.5)%
Classified	72,737	74,673	(2.6)%	699,946	700,564	(0.1)%
Total	115,223	118,893	(3.1)%	1,070,773	1,091,519	(1.9)%

TAMPA TRIBUNE
Retail	41,400	44,713	(7.4)%	402,778	389,678	3.4%
National	14,528	15,594	(6.8)%	138,224	129,528	6.7%
Classified	129,720	121,436	6.8%	1,245,296	1,239,497	0.5%
Total	185,648	181,743	2.1%	1,786,298	1,758,703	1.6%

WINSTON-SALEM JOURNAL
Retail	33,647	37,827	(11.1)%	320,923	336,986	(4.8)%
National	5,845	6,731	(13.2)%	77,161	73,039	5.6%
Classified	56,669	56,906	(0.4)%	562,693	556,508	1.1%
Total	96,161	101,464	(5.2)%	960,777	966,533	(0.6)%

COMMUNITY DAILIES
Retail	317,352	306,674	3.5%	2,946,909	2,940,479	0.2%
National	25,555	28,322	(9.8)%	262,061	257,585	1.7%
Classified	420,609	423,156	(0.6)%	4,085,417	4,200,663	(2.7)%
Total	763,516	758,152	0.7%	7,294,387	7,398,727	(1.4)%

MEDIA GENERAL DAILIES TOTAL
Retail	425,063	423,003	0.5%	3,949,118	3,963,439	(0.4)%
National	55,750	61,078	(8.7)%	569,765	554,811	2.7%
Classified	679,735	676,171	0.5%	6,593,352	6,697,232	(1.6)%
Total	1,160,548	1,160,252	—	11,112,235	11,215,482	(0.9)%

* Advertising is in column inches - full run only

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